Exhibit 99.1

This Statement on Form 3 is filed jointly by TZPS SPAC Holdings LLC and TZP
Group Holdings, LP. The principal business address of each of these reporting persons is 7 Times Square, Suite 4307, New York, NY 10036.

Name of Designated Filer: TZPS SPAC Holdings LLC

Date of Event Requiring Statement: January 19, 2021

Issuer Name and Ticker or Trading Symbol: TZP Strategies Acquisition Corp.
(NASDAQ: TZPS)

     TZPS SPAC HOLDINGS LLC

     By: /s/ Samuel Katz
         ------------------
     Name: Samuel Katz
     Title: Chief Executive Officer

     TZP GROUP HOLDINGS, LP

     By: TZP Group Holdings GP, LLC, its general partner

     By: /s/ Samuel Katz
         ------------------
     Name: Samuel Katz
     Title: Managing Member